Exhibit 99.1

TOREADOR ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS AND PROVIDES OPERATIONAL UPDATE

•	Loss of $0.55 per diluted share primarily due to dry hole, exploration and executive separation expenses
•	Installation of third production tripod offshore Turkey in the Black Sea underway
•	Ichy-1 exploration well in France declared a dry hole

DALLAS, TEXAS – (May 9, 2007) – Toreador Resources Corporation (NASDAQ: TRGL) today announced first quarter 2007 financial results, and provided an operational update.

First quarter 2007 revenues decreased to $8.2 million from $9.8 million from the same period last year primarily due to lower commodity prices and a higher proportion of natural gas to oil sales. Toreador recorded an operating loss in the first quarter of 2007 of $13.1 million, compared to operating income of $2.9 million in the same period last year. Contributing factors to the operating loss were dry hole expenses for five wells of $8.2 million; exploration expenses of $2.1 million; costs related to the separation agreement between former CEO G. Thomas Graves III and the company of $2.2 million; and costs relating to the completed restatements of prior periods of $702 thousand.

For the three months ended March 31, 2007, the company reported a loss available to common shares of $8.8 million, or $0.55 per diluted share, compared to income available to common shares of $3.1 million in the first quarter of 2006, or $0.19 per diluted share. A foreign currency gain of $988 thousand and a tax benefit of $3.3 million partially offset operating expenses described above. Diluted weighted average shares outstanding in the first quarter of 2007 were 16.1 million, compared to 16.7 million diluted weighted average shares outstanding in the first quarter of 2006.

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For the first quarter of 2007, Toreador reported earnings before interest, taxes, depreciation, amortization, and exploration expense (EBITDAX)* of $802 thousand compared to $5.3 million for the same period last year.

In the first quarter of 2007, Toreador’s oil and natural gas production was approximately 177 MBOE compared to 176 MBOE during the same period last year. The average realized price on a BOE basis in the fourth quarter of 2006 was $45.61 per BOE compared to $55.11 per BOE in the first quarter of 2006. The average realized price of oil in the first quarter of 2007 was $51.48 per barrel compared to $57.42 per barrel in the first quarter of 2006. The average realized price of natural gas in the quarter ended March 31, 2007 was $4.86 per MCF, compared to $6.12 per MCF for the same period last year.

OPERATIONAL UPDATE

Third tripod installation begun offshore Turkey in Black Sea; first gas sales waiting for agreement between national pipeline company and distribution company

In the South Akcakoca Sub-basin (SASB) project offshore Turkey in the Black Sea, the Ayazli tripod has been set on the sea floor and is being secured by pilings. Once the tripod is secured to the sea floor, the Ayazli-2A and -3A wells will be completed and prepared for tie-back operations. The tripod topsides are being fabricated in the construction yard in Izmet and will be towed out to location and installed when completed. The last step will be to tie back the two wells to the platform and tie the platform to the sub-sea pipeline. At that point the initial construction for the first phase of production will be complete.

The production center and the Akkaya platform are ready to deliver gas into the national grid. First gas sales from the Black Sea will commence once an agreement is concluded between BOTAS, the national gas pipeline company, and AKSA, the distributor buying gas from the SASB project. The agreement contains the terms for transportation tariffs and gas volume balancing between the two parties.

French exploration well declared dry hole

The Ichy-1 well, drilled in the Aufferville permit in the Paris Basin, did not encounter reservoir-quality limestone and was declared a dry hole.

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Surface casing setting in Romanian well at 740 meters depth; total depth planned to be 2000 meters

The Lapos-2 exploration well, targeting a large anticlinal feature in the Viperesti block in Romania, has been drilled to approximately 740 meters measured depth. Currently the rig is setting 9-5/8 inch diameter casing. Planned depth for the well is approximately 2,000 meters and drilling will resume once casing is set. The well is targeting a series of Miocene-age sands with unrisked potential reserves estimated to be between 6 and 40 MMBOE.

CONFERENCE CALL

A conference call to discuss first quarter 2007 results and operational activities will be held today at 10:00 am Central, 11:00 am Eastern.

Active participants who wish to ask questions during the conference call should dial toll free 800-240-5318 (international dial 1-303-262-2140) approximately 10 minutes before the scheduled call time to access the call.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s internet home page at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link.

Those unable to participate in the live call may hear a rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link or may dial toll-free 800-405-2236 (international dial 1-303-590-3000), passcode 11089161#, to listen to a replay of the call. Phone replays will be available for 14 days after the call.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania and Turkey. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

*Explanation and Reconciliation of Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation, amortization and exploration expense (EBITDAX) is a non-GAAP measure presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EBITDAX should not be considered in isolation or

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as a substitute for operating income prepared in accordance with generally accepted accounting principles. Table 1 below reconciles EBITDAX with income from continuing operations as derived from the company’s financial information.

Table 1: Reconciliation of EBITDAX to Income from continuing operations for the three months ended March 31,

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to Investors -- The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this release, such a potential reserves, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. The terms “potential”, when referring to Toreador’s reserves, represents Toreador management’s current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador’s reserves or its prospects. Additionally, the terms “potential” has no engineering significance and is not related to the term “possible” as that term may be used by the Society of Petroleum Engineers.

Investors are urged to also consider closely the disclosure in our filings with the SEC, available from us by calling (214) 559-3933. You can also obtain our filings from the SEC at www.sec.gov or on our website at www.toreador.net.

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CONTACT:

Toreador Resources
Stewart P. Yee, VP Investor Relations

214-559-3933 or 800-966-2141

syee@toreador.net

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